CCH II, LLC
AND
CCH II CAPITAL CORP.,
AS ISSUERS
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, NA,
AS TRUSTEE
INDENTURE
DATED AS OF[          ], 2009
13.50% SENIOR NOTES DUE 2016

i

Exhibits:

Exhibit A	Form of Note

Exhibit B	Form of Certificate to be Delivered in connection with Transfers Pursuant to Rule 144A

Exhibit C	Form of Certificate to be Delivered in connection with Transfers Pursuant to Regulation S

Exhibit D	Form of Certificate of Beneficial Ownership in connection with exchanges of Temporary Regulation S Global Notes

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N/A
(a)(4)	N/A
(b)	7.08, 7.10
(c)	N/A
311(a)	7.11
(b)	7.11
(c)	N/A
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	4.17
(b)(2)	7.06
(c)	11.02
(d)	7.06
314(a)	4.03, 4.04
(b)	N/A
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	11.04
(d)	N/A
(e)	11.05
(f)	N/A
315(a)	7.01
(b)	7.05, 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N/A
(b)	6.07
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01

N/A means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.
 v

     INDENTURE dated as of [     ], 2009 among CCH II, LLC, a Delaware limited liability company (as further defined below, the “Company”), CCH II Capital Corp., a Delaware corporation (as further defined below, “Capital Corp” and together with the Company, the “Issuers”), and The Bank of New York Mellon Trust Company, NA, as trustee (the “Trustee”).
     The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
     “Acquired Debt” means, with respect to any specified Person:
          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Additional Notes” means any 13.50% Senior Notes due 2016 issued under this Indenture in addition to the Initial Notes (other than any Notes issued in respect of Initial Notes pursuant to Section 2.06, 2.07, 2.10, 3.06, 3.09, 4.16 or 9.05).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by,” and “under common control with” shall have correlative meanings.
     “Agent” means any Registrar or Paying Agent.
     “Applicable Premium” means the excess of (x) the present value at such redemption (or deposit) date of the sum of the redemption price of such Note at [     ], 2012 (such redemption price being set forth in the table in Section 3.07 hereof) plus all required interest payments due on such Note through [     ], 2012 (calculated based on the interest rate and excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption (or deposit) date plus 50 basis points over (y) the then outstanding principal amount of such Note.

     “Asset Acquisition” means (a) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries or shall be merged with or into the Company or any of its Restricted Subsidiaries, or (b) the acquisition by the Company or any of its Restricted Subsidiaries of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.
     “Asset Sale” means:
          (1) the sale, lease, conveyance or other disposition of any assets or rights by the Company or a Restricted Subsidiary, other than sales of inventory in the ordinary course of the Cable Related Business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, shall be governed by Section 4.16 and/or Section 5.01 and not by the provisions of Section 4.11; and
          (2) the issuance of Equity Interests by any Restricted Subsidiary of the Company or the sale by the Company or any Restricted Subsidiary of the Company of Equity Interests of any Restricted Subsidiary of the Company.
          Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:
          (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $100 million; or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than $100 million;
          (2) a transfer of assets between or among the Company and/or its Restricted Subsidiaries;
          (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company;
          (4) a Restricted Payment that is permitted by Section 4.07, a Restricted Investment that is permitted by Section 4.08 or a Permitted Investment;
          (5) the incurrence of Liens not prohibited by this Indenture and the disposition of assets related to such Liens by the secured party pursuant to a foreclosure;
          (6) any transaction contemplated by the Plan of Reorganization; and
          (7) any disposition of cash or Cash Equivalents.
     “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessee, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
     “Bankruptcy Law” means Title 11, U.S. Code or any federal or state law of any jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act) such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.
     “Board of Directors” means the board of directors or comparable governing body of CCI or, if so specified, the Company, in either case, as constituted as of the date of any determination required to be made, or action required to be taken, pursuant to this Indenture.
     “Business Day” means any day other than a Legal Holiday.
     “Cable Related Business” means the business of owning cable television systems and businesses ancillary, complementary or related thereto.
     “Capital Corp” means CCH II Capital Corp., a Delaware corporation, and any successor Person thereto.
     “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
     “Capital Stock” means:
          (1) in the case of a corporation, corporate stock;
          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
          (4) any other interest (other than any debt obligation) or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Capital Stock Sale Proceeds” means, without duplication, the aggregate net proceeds (including the fair market value of the non-cash proceeds, as determined by an independent appraisal firm) received by the Company or its Restricted Subsidiaries after the Issue Date, in each case:
     (x) as a contribution to the common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock and other than issuances or sales to a Subsidiary of the Company) of the Company after the Issue Date, or
     (y) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company);
     provided, however, that there shall be excluded from (x) and (y) any such contribution, issuance or sale made from or attributable to “Net Proceeds” under and as defined in the Plan of Reorganization.
     “Cash Equivalents” means:
          (1) United States dollars;
          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;
          (3) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having combined capital and surplus in excess of $500 million and a Thompson Bank Watch Rating at the time of acquisition of “B” or better;
          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
          (5) commercial paper having a rating at the time of acquisition of at least “P-1” from Moody’s or at least “A-1” from S&P and in each case maturing within twelve months after the date of acquisition;
          (6) corporate debt obligations maturing within twelve months after the date of acquisition thereof, rated at the time of acquisition at least “Aaa” or “P-1” by Moody’s or “AAA” or “A-1” by S&P;
          (7) auction-rate Preferred Stocks of any corporation maturing not later than 45 days after the date of acquisition thereof, rated at the time of acquisition at least “Aaa” by Moody’s or “AAA” by S&P;

          (8) securities issued by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, maturing not later than six months after the date of acquisition thereof, rated at the time of acquisition at least “A” by Moody’s or S&P; and
          (9) money market or mutual funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition.
     “CCH I” means CCH I, LLC, a Delaware limited liability company, and any successor Person thereto.
     “CCHC” means CCHC, LLC, a Delaware limited liability company, and any successor Person thereto.
     “CCI” means Charter Communications, Inc., a Delaware corporation, and any successor Person thereto.
     “CCO” means Charter Communications Operating, LLC, a Delaware limited liability company, and any successor Person thereto.
     “CCO Holdings” means CCO Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.
     “CCOH” means CCO Holdings, LLC.
     “CCOH Group” means (i) CCOH (or any successor thereto) and (ii) each Subsidiary thereof that is a Restricted Subsidiary.
     “CCOH Group Indebtedness” means any Indebtedness of any member or members of the CCOH Group, so long as such Indebtedness does not constitute a Guarantee of, or other credit support for, any Indebtedness of any Person other than a member of the CCOH Group.
     “Change of Control” means the occurrence of any of the following:
          (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or of a Parent and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Parent, the Company or a Restricted Subsidiary.
          (2) the adoption of a plan relating to the liquidation or dissolution of the Company or a Parent (except the liquidation of any Parent into any other Parent);
          (3) the consummation of any transaction, including any merger or consolidation, the result of which is that any “person” (as defined above) other than a Parent becomes the Beneficial Owner, directly or indirectly, of more than 50% of the

Voting Stock of the Company or a Parent, measured by voting power rather than the number of shares;
          (4) after the Issue Date, the first day on which a majority of the members of the Board of Directors of CCI are not Continuing Directors;
          (5) the Company or a Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company or a Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company or such Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.
     Notwithstanding the foregoing, (A) a “person” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement and (B) any holding company whose only material asset is Equity Interests of the Company or any Parent shall not itself be considered a “person” for purposes of clause (1) or (3) above.
     “Charter Holdings” means Charter Communications Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.
     “Charter Refinancing Subsidiary” means any direct or indirect, wholly owned Subsidiary (and any related corporate co-obligor if such Subsidiary is a limited liability company or other association not taxed as a corporation) of CCI or Charter Communications Holding Company, LLC, which is or becomes a Parent.
     “CIH” means CCH I Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.
     “Clearstream” means Clearstream Banking, société anonyme (formerly Cedelbank).
     “Company” means CCH II, LLC, a Delaware limited liability company, and any successor Person thereto.
     “Consolidated EBITDA” means with respect to any Person, for any period, the consolidated net income (or net loss) of such Person and its Restricted Subsidiaries for such period calculated in accordance with GAAP plus, to the extent such amount was deducted in calculating such net income:
          (1) Consolidated Interest Expense;
          (2) income taxes;

          (3) depreciation expense;
          (4) amortization expense;
          (5) all other non-cash items, extraordinary items and nonrecurring and unusual items (including any restructuring charges and charges related to litigation settlements or judgments) and the cumulative effects of changes in accounting principles reducing such net income, less all non-cash items, extraordinary items, nonrecurring and unusual items and cumulative effects of changes in accounting principles increasing such net income;
          (6) amounts actually paid during such period pursuant to a deferred compensation plan; and
          (7) for purposes of Section 4.10 only, Management Fees;
     all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP, provided that Consolidated EBITDA shall not include, without duplication:
     (i) the net income (or net loss) of any Person that is not a Restricted Subsidiary (“Other Person”), except (i) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such Other Person during such period; and (ii) with respect to net losses, to the extent of the amount of investments made by such Person or any Restricted Subsidiary of such Person in such Other Person during such period;
     (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.07(c)(3) (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or net loss) of any Other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any Restricted Subsidiaries or all or substantially all of the property and assets of such Other Person are acquired by such Person or any of its Restricted Subsidiaries; and
     (iii) any effects of fresh-start accounting adjustments.
     “Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of:
          (1) the total amount of outstanding Indebtedness of such Person and its Restricted Subsidiaries, plus
          (2) the total amount of Indebtedness of any other Person that has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus

          (3) the aggregate liquidation value of all Disqualified Stock of such Person and all Preferred Stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations); and
          (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and
          (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon);
in each case, on a consolidated basis and in accordance with GAAP, excluding, however, any amount of such interest of any Restricted Subsidiary of the referent Person if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof).
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of CCI who:
          (1) was a member of the Board of Directors of CCI on the Issue Date; or
          (2) was nominated for election or elected to the Board of Directors of CCI with the approval of a majority of the Continuing Directors who were members of such Board of Directors of CCI at the time of such nomination or election or whose election or appointment was previously so approved.
     “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Issuers.
     “Credit Facilities” means, with respect to the Company and/or its Restricted Subsidiaries, one or more debt facilities or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Global Notes, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Disclosure Statement” means the disclosure statement dated [ ], 2009 relating to the Plan of Reorganization and approved by the United States Bankruptcy Court for the Southern District of New York.
     “Disposition” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the surviving Person) or the sale, assignment, transfer, lease or conveyance, or other disposition of all or substantially all of such Person’s assets or Capital Stock.
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means any private or public offering of Qualified Capital Stock of the Company (other than to a Parent or one of its Subsidiaries) or a Parent of which the gross cash proceeds to the Company or received by the Company as a capital contribution from such Parent (directly or indirectly), as the case may be, are at least $25 million, other than public offerings with respect to the Company’s membership interests or a Parent’s membership interests or common stock, as applicable, registered on Form S-8, provided that the offering of Qualified

Capital Stock issued pursuant to the Plan of Reorganization shall not constitute an “Equity Offering.”
     “Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
     “Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes.
     “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
     “Guarantee” or “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, measured as the lesser of the aggregate outstanding amount of the Indebtedness so guaranteed and the face amount of the guarantee.
     “Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;
          (2) interest rate option agreements, foreign currency exchange agreements, foreign currency swap agreements; and
          (3) other agreements or arrangements designed to protect such Person against fluctuations in interest and currency exchange rates.
     “Holder” means a holder of the Notes.

     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
          (1) in respect of borrowed money;
          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
          (3) in respect of banker’s acceptances;
          (4) representing Capital Lease Obligations;
          (5) in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or
          (6) representing the notional amount of any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.
     The amount of any Indebtedness outstanding as of any date shall be:
          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and
          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act.
     “Initial Notes” means the Issuers’ 13.50% Senior Notes due 2016, issued on the Issue Date (and any Notes issued in respect thereof pursuant to Section 2.06, 2.07, 2.10, 3.06, 3.09, 4.16 or 9.05).
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.
     “Investments” means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
     “Issue Date” means [     ], 2009.
     “Issuers” has the meaning assigned to it in the preamble to this Indenture.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
     “Leverage Ratio” means, as to the Company, as of any date, the ratio of:
          (1) the Consolidated Indebtedness of the Company on such date to
          (2) the aggregate amount of Consolidated EBITDA for the Company for the most recently ended fiscal quarter for which internal financial statements are available (the “Reference Period”), multiplied by four.
In addition to the foregoing, for purposes of this definition, “Consolidated EBITDA” shall be calculated on a pro forma basis after giving effect to
          (1) the issuance of the Notes;
          (2) the incurrence of the Indebtedness or the issuance of the Disqualified Stock by the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence or issuance (and the application of the proceeds therefrom) or repayment of other Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary, other than the incurrence or repayment of Indebtedness for ordinary working capital purposes, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Reference Period; and
          (3) any Dispositions or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any person that becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for or issuing Indebtedness, Disqualified Stock or Preferred Stock) made on or subsequent to the first day of the Reference Period and on or prior to the date of determination, as if such Disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness, Disqualified Stock or Preferred Stock and also including any Consolidated EBITDA associated with such Asset Acquisition, including any cost savings adjustments in compliance with Regulation S-X promulgated by the SEC) had occurred on the first day of the Reference Period.
     In calculating the Leverage Ratio, the Consolidated Indebtedness of the Company on such date shall not include Indebtedness incurred pursuant to paragraph (1) of Section 4.10 that is or was incurred in connection with the transaction for which the calculation is being made.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Management Fees” means the fees (including expense reimbursements) payable to any Parent pursuant to the management and mutual services agreements between any Parent of the Company and CCO or between any Parent of the Company and other Restricted Subsidiaries of the Company or pursuant to the limited liability company agreements of certain Restricted Subsidiaries as such management, mutual services or limited liability company agreements exist on the Issue Date (or, if later, on the date any new Restricted Subsidiary is acquired or created), including any amendment or replacement thereof, provided, that any such new agreements or amendments or replacements of existing agreements, taken as a whole, are not more disadvantageous to the holders of the Notes in any material respect than such agreements existing on the Issue Date and further provided, that such new, amended or replacement management agreements do not provide for percentage fees, taken together with fees under existing agreements, any higher than 3.5% of CCI’s consolidated total revenues for the applicable payment period.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
     “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof or taxes paid or payable as a result thereof (including amounts distributable in respect of owners’, partners’ or members’ tax liabilities resulting from such sale), in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness.
     “Non-Recourse Debt” means Indebtedness:
          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness); (b) is directly or indirectly liable as a guarantor or otherwise; or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
          (3) as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries.
     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Note” or “Notes” means the Initial Notes and any Additional Notes.
     “Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.
     “Note Guarantee” means the unconditional Guarantee by any Parent of the Issuers’ payment Obligations under the Notes pursuant to Article X and the provisions of the Notes.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, Guarantees and other liabilities payable under the documentation governing any Indebtedness, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a case under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post- petition interest) and whether or not allowed or allowable as a claim in any such case.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
     “Officers’ Certificate” means a certificate signed on behalf of the Company or Capital Corp, as the case may be, by two Officers of the Company or Capital Corp, as the case may be, one of whom must be the principal executive officer, the chief financial officer or the treasurer of the Company or Capital Corp, as the case may be, that meets the requirements of Section 11.05.
     “Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 11.05. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
     “Other Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued (or the principal amount of which will be increased) in connection with a transfer pursuant to Section 2.16(d).

     “Parent” means CCH I, CIH, Charter Holdings, CCHC, Charter Communications Holding Company, LLC, CCI and/or any direct or indirect Subsidiary of the foregoing 100% of the Capital Stock of which is owned directly or indirectly by one or more of the foregoing Persons, as applicable, and that directly or indirectly beneficially owns 100% of the Capital Stock of the Company, and any successor Person to any of the foregoing.
     “Parent Guarantor” means any Parent that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “Permanent Regulation S Global Note” means a Regulation S Global Note that does not bear the Temporary Regulation S Legend.
     “Permitted Investments” means:
          (1) any Investment by the Company in a Restricted Subsidiary thereof, or any Investment by a Restricted Subsidiary of the Company in the Company or in another Restricted Subsidiary of the Company;
          (2) any Investment in Cash Equivalents;
          (3) any Investment by the Company or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:
          (a) such Person becomes a Restricted Subsidiary of the Company; or
          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11;
          (5) any Investment made out of the net cash proceeds of the issue and sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company or cash contributions to the common equity of the Company, in each case after the Issue Date, to the extent that such net cash proceeds have not been applied to make a Restricted Payment or to effect other transactions pursuant to Section 4.07 hereof (with the amount of usage of the basket in this clause (5) being determined net of the aggregate amount of principal, interest, dividends, distributions, repayments, proceeds or other value otherwise returned or recovered in respect of any such Investment, but not to exceed the initial amount of such Investment);

          (6) other Investments (which Investments shall not be used for the payment of dividends or distributions with respect to Equity Interests of the Company or for the repayment, prepayment, purchase, defeasance or other retirement of indebtedness that is subordinated in right of payment to the Notes) in any Person (other than any Parent) having an aggregate fair market value, when taken together with all other Investments in any Person made by the Company and its Restricted Subsidiaries (without duplication) pursuant to this clause (6) from and after the Issue Date, not to exceed $650 million (initially measured on the date each such Investment was made and without giving effect to subsequent changes in value, but reducing the amount outstanding by the aggregate amount of principal, interest, dividends , distributions, repayments, proceeds or other value otherwise returned or recovered in respect of any such Investment, but not to exceed the initial amount of such Investment) at any one time outstanding;
          (7) Investments in customers and suppliers in the ordinary course of business which either (A) generate accounts receivable or (B) are accepted in settlement of bona fide disputes;
          (8) Investments consisting of payments by the Company or any of its subsidiaries of amounts that are neither dividends nor distributions but are payments of the kind described in Section 4.07(4) to the extent such payments constitute Investments;
          (9) regardless of whether a Default then exists, Investments in any Unrestricted Subsidiary made by the Company and/or any of its Restricted Subsidiaries with the proceeds of distributions from any Unrestricted Subsidiary; and
          (10) any Investment by the Company or any of its Restricted Subsidiaries so long as the proceeds of such Investment are used to pay Specified Fees and Expenses.
     “Permitted Liens” means:
          (1) Liens on the assets of the CCOH Group securing CCOH Group Indebtedness and related Obligations;
          (2) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company and related assets, such as the proceeds thereof;
          (3) Liens on property existing at the time of acquisition thereof by the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;
          (4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (5) purchase money mortgages or other purchase money Liens (including any Capital Lease Obligations) incurred by the Company upon any fixed or capital assets acquired after the Issue Date or purchase money mortgages (including Capital Lease Obligations) on any such assets, whether or not assumed, existing at the time of acquisition of such assets, whether or not assumed, so long as
          (a) such mortgage or Lien does not extend to or cover any of the assets of the Company, except the asset so developed, constructed, or acquired, and directly related assets such as enhancements and modifications thereto, substitutions, replacements, proceeds (including insurance proceeds), products, rents and profits thereof, and
          (b) such mortgage or Lien secures the obligation to pay all or a portion of the purchase price of such asset, interest thereon and other charges, costs and expenses (including the cost of design, development, construction, acquisition, transportation, installation, improvement, and migration) and is incurred in connection therewith (or the obligation under such Capital Lease Obligation) only;
          (6) Liens existing on the Issue Date and replacement Liens therefor that do not encumber additional property;
          (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
          (8) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;
          (9) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;
          (10) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligation, bankers’ acceptance, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);
          (11) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;
          (12) Liens of franchisors or other regulatory bodies arising in the ordinary course of business;
          (13) Liens arising from filing Uniform Commercial Code financing statements regarding leases or other Uniform Commercial Code financing statements for precautionary purposes relating to arrangements not constituting Indebtedness;
          (14) Liens arising from the rendering of a final judgment or order against the Company or any of its Restricted Subsidiaries that does not give rise to an Event of Default;
          (15) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;
          (16) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations and forward contracts, options, future contracts, future options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;
          (17) Liens consisting of any interest or title of licensor in the property subject to a license;
          (18) Liens on the Capital Stock of Unrestricted Subsidiaries;
          (19) Liens arising from sales or other transfers of accounts receivable which are past due or otherwise doubtful of collection in the ordinary course of business;
          (20) Liens incurred with respect to obligations which in the aggregate do not exceed $50 million at any one time outstanding;
          (21) Liens in favor of the Trustee arising under the provisions of Section 7.07 of this Indenture and similar provisions in favor of trustees or other agents or representatives under indentures or other agreements governing debt instruments entered into after the date hereof;
          (22) Liens in favor of the Trustee for its benefit and the benefit of Holders as their respective interests appear; and
          (23) Liens securing Permitted Refinancing Indebtedness, to the extent that the Indebtedness being refinanced was secured or was permitted to be secured by such Liens.

     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used, within 60 days after the date of issuance thereof, to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that unless permitted otherwise by this Indenture, no Indebtedness of any Restricted Subsidiary may be issued in exchange for, nor may the net proceeds of Indebtedness be used to extend, refinance, renew, replace, defease or refund, Indebtedness of the Company; provided further that:
          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), except to the extent that any such excess principal amount (or accreted value, as applicable) would be then permitted to be incurred by other provisions of Section 4.10;
          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
     “Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.
     “Plan of Reorganization” means the Plan of Reorganization of Charter Communications, Inc., et al. dated [     ], 2009 and confirmed by the the United States Bankruptcy Court for the Southern District of New York on [     ], 2009.
     “Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which, by its terms, is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
     “Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     “Productive Assets” means assets (including assets of a Person owned directly or indirectly through ownership of Capital Stock) of a kind used or useful in the Cable Related Business.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “QIB Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination that, when aggregated with the initial denomination of the other QIB Global Notes, will equal the outstanding principal amount of the Initial Notes or any Initial Additional Notes, in each case initially sold in reliance on Rule 144A or Section 4(2) of the Securities Act.
     “Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.
     “Rating Agencies” means Moody’s and S&P.
     “Refinancing Specified Parent Indebtedness” means, with respect to Specified Parent Indebtedness, new Indebtedness incurred by a Parent to refinance (a) such Specified Parent Indebtedness or (b) Refinancing Specified Parent Indebtedness in respect of such Specified Parent Indebtedness; provided that while such new Indebtedness is outstanding, the Specified Parent Indebtedness being refinanced (if it had remained outstanding) would continue to qualify as Specified Parent Indebtedness.
     “Registration Rights Agreement” means the Registration Rights Agreement dated [     ], 2009, between the Issuers and certain investors with respect to the Notes issued hereunder.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination that, when aggregated with the initial denominations of the other Regulation S Global Notes, will equal the outstanding principal amount of the Initial Notes or any Initial Additional Notes, in each case, initially sold in reliance on Rule 903 of Regulation S.
     “Responsible Officer” means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “S&P” means Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Series A Preferred Stock” means the 15% Series A Preferred Stock of CCI issued pursuant to the Plan, including any Series A Preferred Stock issued, or deemed issued pursuant to the terms thereof as they exist on the Issue Date.
     “Significant Subsidiary” means (a) with respect to any Person, any Restricted Subsidiary of such Person which would be considered a “Significant Subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and (b) in addition, with respect to the Company, Capital Corp.
     “Special Interest” means special or additional interest in respect of the Notes that is payable by the Issuers as liquidated damages upon specified registration defaults pursuant to the Registration Rights Agreement.
     “Specified Fees and Expenses” has the meaning assigned to such term in the Plan of Reorganization.
     “Specified Parent Indebtedness” means Indebtedness incurred by a Parent whose proceeds are contributed to the Company (whether as an equity investment or in the form of an exchange for Indebtedness of the Company) and used to benefit the business of the Company and its Restricted Subsidiaries and not used directly or indirectly to pay a dividend from the Company; provided that the Company shall, within 5 Business Days of such incurrence, deliver to Trustee an Officers’ Certificate specifying such Indebtedness as “Specified Parent Indebtedness” and disclosing the use of proceeds therefrom.

     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness on the Issue Date, or, if none, the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any Person:
          (1) any corporation, association or other business entity of which at least 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and, in the case of any such entity of which 50% of the total voting power of shares of Capital Stock is so owned or controlled by such Person or one or more of the other Subsidiaries of such Person, such Person and its Subsidiaries also have the right to control the management of such entity pursuant to contract or otherwise; and
          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).
     “Tax” shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).
     “Temporary Regulation S Global Note” means a Regulation S Global Note that bears the Temporary Regulation S Legend.
     “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.
     “Transfer Restricted Notes” means Notes that bear or are required to bear the Private Placement Legend.
     “Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption (or deposit) date of the United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption (or deposit) date (or, if such Statistical Release is no longer published, any publicly available source of similar market date)) most nearly equal to the period from such redemption (or deposit) date to [     ], 2012; provided, however, that if the period from such redemption (or deposit) date to [     ], 2012, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

     “Trustee” means The Bank of New York Mellon Trust Company, NA until a successor replaces The Bank of New York Mellon Trust Company, NA in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Unrestricted Global Note” means a permanent global note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.
     “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:
          (1) has no Indebtedness other than Non-Recourse Debt;
          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary thereof unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company unless such terms constitute Restricted Investments permitted under Section 4.08, Permitted Investments, Asset Sales permitted under Section 4.11 or sale and leaseback transactions permitted under Section 4.12;
          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation: (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;
          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and
          (5) does not own any Capital Stock of any Restricted Subsidiary of the Company.
Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by delivering to the Trustee a certified copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.08. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, the Company shall be in default of Section 4.10. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

          (1) such Indebtedness is permitted under Section 4.10 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and
          (2) no Default or Event of Default would be in existence immediately following such designation.
     “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or comparable governing body of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
          (2) the then outstanding principal amount of such Indebtedness.
     “Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person where all of the outstanding common equity interests or other ownership interests of such Restricted Subsidiary (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.
     Section 1.02 Other Definitions.

Term	Defined in Section
Affliliate Transaction	4.13
Agent Members	2.06(a)
Asset Sale Offer	3.09
Authentication Order	2.02
Capital Corp CCOH Guaranteed Indebtedness	Preamble 4.20
Change of Control Offer	4.16
Change of Control Payment	4.16
Change of Control Payment Date	4.16(1)
Company Covenant Defeasance	Preamble 8.03
DTC	2.03
Event of Default	6.01
Excess Proceeds	4.11(c)
Guaranteed Indebtedness	4.17
Incur	4.10

Term	Defined in Section
Issuers	Preamble
Legal Defeasance	8.02
Offer Amount	3.09
Offer Period	3.09
Option of Holder to Elect Purchase Paying Agent	4.16(4), 3.09(f) 2.03
Payment Default Permitted Debt	6.01(5)(a) 4.10
Preferred Stock Financing	4.10
Purchase Date	3.09
QIBs	2.01(b)
Registrar	2.03
Regulation S	2.01(b)
Restricted Payments	4.07(c)
Rule 144A	2.01(b)
Subordinated Debt Financing	4.10
Subordinated Notes	4.10
Subsidiary Guarantee	4.17(1)
Suspended Covenants	4.19
Temporary Regulation S Legend Trustee	2.06(f)(iii) 8.05, Preamble
     Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security holder” means a Holder of a Note;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes means the Issuers and any successor obligor upon the Notes.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
     Section 1.04 Rules of Construction. Unless the context otherwise requires:
          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it, and all accounting determinations shall be made, in accordance with GAAP;
          (3) “or” is not exclusive and “including” means “including without limitation”;
          (4) words in the singular include the plural, and in the plural include the singular;
          (5) all exhibits are incorporated by reference herein and expressly made a part of this Indenture;
          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;
          (7) references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation; and
          (8) any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be.
ARTICLE II
THE NOTES
     Section 2.01 Form and Dating.
          (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.
     The Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.
     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
          (b) The Initial Notes are being issued by the Issuers only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”). After such initial offers, Initial Notes that are Transfer Restricted Notes may be transferred (i) to QIBs in reliance on Rule 144A, (ii) outside the United States pursuant to Regulation S, (iii) to the Issuers, in each case, in accordance with the terms of this Indenture and the Notes or (iv) pursuant to other transfers that do not require registration under the Securities Act. Initial Notes that are offered to QIBs in reliance on Section 4(2) of the Securities Act shall be issued in the form of one or more permanent QIB Global Notes deposited with the Trustee, as Note Custodian, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Temporary Regulation S Global Notes deposited with the Trustee, as Note Custodian, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The QIB Global Notes and the Regulation S Global Notes shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian. Transfers of Notes between or among QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Sections 2.06 and 2.16.
     Section 2.01(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.
          (c) The Trustee shall have no responsibility or obligation to any Holder that is a member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any beneficial owners in the Notes.
          (d) Definitive Notes shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 2 and 3 thereto).
     Section 2.02 Execution and Authentication. An Officer shall sign the Notes for each Issuer by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
     A Note shall not be valid until authenticated by the manual signature (which may be by facsimile) of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount of $[ ], and (ii) Additional Notes from time to time for original issue in aggregate principal amount specified by the Issuers, in each case specified in clauses (i) through (ii) above, upon a written order of the Issuers signed by an Officer of each of the Issuers (an “Authentication Order”). Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether such notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as one or more Global Notes and such other information as the Issuers may include or the Trustee may reasonably request. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.
     The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.
     Section 2.03 Registrar and Paying Agent. The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
     The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.
     Section 2.04 Paying Agent to Hold Money in Trust. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying

Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.
     Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).
     Section 2.06 Transfer and Exchange.
          (a) Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.06(f).
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests if (i) the Depositary notifies the Issuers that the Depositary is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuers within ninety (90) days of such notice, (ii) the Issuers at their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture or (iii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Definitive Notes.
          (c) In connection with the transfer of the entire Global Note to beneficial owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Definitive Notes of authorized denominations.

          (d) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
          (e) A Definitive Note may not be transferred or exchanged for a beneficial interest in a Global Note.
          (f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
          (i) Private Placement Legend. Except as permitted by Section 2.16, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF OR (Y) AT ANY TIME BY ANY TRANSFEROR THAT WAS AN AFFILIATE OF EITHER ISSUER DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH OFFER, RESALE, PLEDGE OR OTHER TRANSFER, IN EITHER CASE, OTHER THAN (1) TO AN ISSUER, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE, TO WHOM NOTICE IS GIVEN THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) TO NON- U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (5) IN ANY OTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND SUBJECT TO THE TRUSTEE OR THE ISSUERS RECEIVING SUCH CERTIFICATES, LEGAL OPINIONS AND OTHER INSTRUMENTS, IN THE CASE OF TRANSFERS PURSUANT TO CLAUSES (3), (4) OR (5), AS MAY BE REQUIRED BY THE INDENTURE.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.
          (iii) Temporary Regulation S Legend. Each Regulation S Global Note shall initially bear a legend (the “Temporary Regulation S Legend”) in substantially the following form:
THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.
          (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
          (h) General Provisions Relating to Transfers and Exchanges.
          (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers’ order or at the Registrar’s request.
          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.02, 2.10, 3.06, 4.11, 4.16 and 9.05).
          (iii) The Registrar shall not be required to register the transfer of or exchange any Note or portion of a Note selected for redemption or repurchase in whole or in part, except the unredeemed or unrepurchased portion of any Note being redeemed or repurchased in part.
          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
          (v) The Issuers shall not be required to register the transfer of or to exchange a Note for a period of 15 days before a selection of Notes to be redeemed or repurchased or during the period between a record date and the next succeeding interest payment date.
          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.
          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

          (viii) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 or Section 2.16 to effect a registration of transfer or exchange may be submitted by facsimile.
     Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.
     Every replacement Note is an additional legally binding obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
     Section 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
     If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than an Issuer or a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date plus accrued and unpaid interest to such date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
     Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer, or by any Person directly or indirectly controlled by or under direct or indirect common control with an Issuer or, if the TIA is applicable to this Indenture, to the extent required by the TIA, any person controlling an Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.
     Section 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
     Section 2.11 Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.
     Section 2.12 Defaulted Interest. If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest which interest on defaulted interest shall accrue until the defaulted interest is deemed paid hereunder, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 5 days prior to the related payment date for such defaulted interest. At least 5 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
     Section 2.13 Record Date. The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316 (c).
     Section 2.14 Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     Section 2.15 CUSIP Numbers. The Issuers in issuing the Notes may use “CUSIP” numbers, and if they do so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP numbers.
     Section 2.16 Special Transfer Provisions. Unless and until a Transfer Restricted Note is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:
          (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note to a QIB:

          (i) The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit B hereto.
          (ii) If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in either a Regulation S Global Note or an Other Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note or Other Global Note, as applicable, to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note or Other Global Note, as applicable.
          (b) Transfers Pursuant to Regulation S. The Registrar shall register the transfer of any Permanent Regulation S Global Note without requiring any additional certification. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:
          (i) The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto from the proposed transferor.
          (ii) If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note or an Other Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note or Other Global Note, as applicable, to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note or Other Global Note, as applicable.
          (c) Other Transfers. The following provisions shall apply with respect to the registration by the Registrar of any other proposed transfer of a Transfer Restricted Note that does not require registration under the Securities Act:
          (i) The Registrar shall register such transfer if it is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a legal opinion from a law firm of nationally recognized standing to the effect that such transfer does not require registration under the Securities Act.

          (ii) Subject to clause (iii) below, if the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in either a QIB Global Note or a Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Other Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note or the Regulation S Global Note, as applicable, to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such QIB Global Note or Regulation S Global Note or, as applicable.
          (iii) In connection with the first transfer pursuant to this Section 2.16(c), an Other Global Note shall be issued in the form of a permanent Global Note substantially in the form set forth in Exhibit A deposited with the Trustee, as Note Custodian, duly executed by the Issuers and authenticated by the Trustee as herein provided. The Other Global Note shall be issued with its own CUSIP number. The aggregate principal amount of the Other Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian.
          (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Transfer Restricted Notes, the Registrar shall deliver only Transfer Restricted Notes unless either (i) the circumstances contemplated in Section 2.18 exist, or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
          (e) General. By its acceptance of any Transfer Restricted Note, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.
     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.
     Section 2.17 Issuance of Additional Notes. The Issuers shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price and amount of interest payable on the first interest payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Transfer Restricted Notes, other than with respect to transfer restrictions, the Registration Rights Agreement and additional interest with respect thereto). The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.
     With respect to any Additional Notes, the Issuers shall set forth in a resolution of each of their Boards of Directors and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

          (i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
          (ii) the issue price, the date on which such Additional Notes shall be issued, the CUSIP number, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and
          (iii) whether such Additional Notes shall be Transfer Restricted Notes.
     Section 2.18 Temporary Regulation S Global Notes. An owner of a beneficial interest in a Temporary Regulation S Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee shall accept) a duly completed certificate in the form of Exhibit D hereto at any time after the Restricted Period (it being understood that the Trustee shall not accept any such certificate during the Restricted Period). Promptly after acceptance of such a certificate with respect to such a beneficial interest, the Trustee shall cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Regulation S Global Note, and shall (x) permanently reduce the principal amount of such Temporary Regulation S Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.
ARTICLE III
REDEMPTION
     Section 3.01 Notices to Trustee. If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07, they shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.
     Section 3.02 Selection of Notes to Be Redeemed. If less than all of the Notes are redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.
     The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
     Section 3.03 Notice of Redemption. Subject to the provisions of Section 3.09, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.
     The notice shall identify the Notes to be redeemed and shall state:
          (a) the redemption date;
          (b) the redemption price;
          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
          (d) the name and address of the Paying Agent;
          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
          (f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at their expense; provided, however, that each of the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
     Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may be conditional.
     Section 3.05 Deposit of Redemption Price. At or prior to 10:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.
     If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. Notwithstanding anything herein to the contrary, if a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered on the redemption date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
     Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers’ written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
     Section 3.07 Optional Redemption.
          (a) Except as set forth in clauses (b) and (c) of this Section 3.07, the Issuers shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to [            ], 2012. On or after [            ], 2012, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the applicable redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on [            ] of the years indicated below:

Year	Percentage
2012	106.75%
2013	103.375%
2014	101.6875%
2015 and thereafter	100.000%
          (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to [           ], 2012, the Issuers may, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) issued under this Indenture on a pro rata basis (or nearly as pro rata as practicable) at a redemption price of 113.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:
          (i) at least 65% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes) issued under this Indenture must remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their Subsidiaries); and

          (ii) the redemption must occur within 60 days of the date of the closing of such Equity Offering.
          (c) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to [ ], 2012, the Notes may be redeemed, in whole or in part, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of such Notes redeemed plus the relevant Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.
     Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06.
     Section 3.08 Mandatory Redemption or Repurchase. Except as otherwise provided in Section 4.11 or Section 4.16 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes or be required to repurchase any Notes.
     Section 3.09 Offer to Purchase by Application of Excess Proceeds. In the event that the Issuers shall be required to commence an offer to all Holders to purchase Notes pursuant to Section 4.11 (an “Asset Sale Offer”), they shall follow the procedures specified below.
     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (any such date of purchase, the “Purchase Date”), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.11 (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. Unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date.
     The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act (or any successor rules) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, the Issuers’ compliance with such laws and regulations shall not in and of itself cause a breach of their obligations under this Section 3.09.
     Notwithstanding anything to the contrary in this Indenture, if the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered on the Purchase Date.
     Upon the commencement of an Asset Sale Offer the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy faxed to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
          (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.11 and the length of time the Asset Sale Offer shall remain open;
          (b) the Offer Amount, the purchase price and the Purchase Date;
          (c) that any Note not tendered or accepted for payment shall continue to accrue interest;
          (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
          (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;
          (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;
          (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
          (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and
          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
     On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.
ARTICLE IV
COVENANTS
     Section 4.01 Payment of Notes. The Issuers shall pay or cause to be paid the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date that the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on such date money deposited by, or on behalf of, the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
     The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
     Section 4.02 Maintenance of Office or Agency. The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Issuers hereby designate The Bank of New York Mellon Trust Company, NA, at 2 North LaSalle Street, Suite 1020; Chicago, Illinois 60602; Attn: Corporate Trust Department, as one such office or agency of the Issuers in accordance with Section 2.03.
     Section 4.03 Reports.

          (a) Whether or not required by the SEC, so long as any Notes are outstanding, the Issuers shall furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:
          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and, with respect to the annual information only, a report on the annual consolidated financial statements of the Company of its independent public accountants; and
          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.
          (b) Notwithstanding anything contained herein, so long as CCI or another entity that is a guarantor of the Notes and is a Parent, consolidated reports at such Parent level in a manner consistent with that described in this Section 4.03 for the Company shall satisfy this Section 4.03; provided that (x) such reports at such Parent level do not reflect the financial information or assets of any material operations other than those of the Issuers and their Subsidiaries; (y) such Parent includes in its reports information about the Company that is required to be provided by a parent guaranteeing debt of an operating company subsidiary pursuant to Rule 3-10 of Regulation S-X or any successor rule then in effect; and (z) such reports include reasonably detailed information regarding the outstanding Indebtedness and preferred stock (including, without limitation, any such instruments held by Parents or their Subsidiaries) of the Company.
     For any fiscal quarter or fiscal year at the end of which Subsidiaries of the Company are Unrestricted Subsidiaries, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
     In addition, after effectiveness of a registration statement registering either the exchange or the resale of the Initial Notes, whether or not required by the SEC, the Issuers shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations, unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.
     Section 4.04 Compliance Certificate.
          (a) The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).
          (b) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.
     Section 4.05 Taxes. The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not likely to result in a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole.
     Section 4.06 Stay, Extension and Usury Laws. Each of the Issuers covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
     Section 4.07 Restricted Payments. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
          (a) declare or pay any dividend or make any other payment or distribution on account of its or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable (x) solely in Equity Interests (other than Disqualified Stock) of the Company or (y) in the case of the Company and its Restricted Subsidiaries, to the Company or a Restricted Subsidiary thereof);
          (b) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Equity Interests of the Company or any direct or indirect Parent of the Company or any Restricted Subsidiary of the Company (other than, in the case of the Company and its Restricted Subsidiaries, any such Equity Interests owned by the Company or any of its Restricted Subsidiaries); or

          (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Company that is subordinated in right of payment to the Notes, except a payment of interest or principal at the Stated Maturity thereof (all such payments and other actions set forth in clauses (a) through (c) above are collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and
          (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10; and such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries from and after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7) or (10) of the next succeeding paragraph), shall not exceed, at the date of determination, the sum of the following:
               (a) an amount equal to 100% of the Consolidated EBITDA of the Company for the period beginning on the first day of the fiscal quarter immediately preceding the Issue Date to the end of the Company’s most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.3 times the Consolidated Interest Expense of the Company for such period, plus
               (b) an amount equal to 100% of Capital Stock Sale Proceeds less any amount of such Capital Stock Sale Proceeds used in connection with an Investment made on or after the Issue Date pursuant to clause (5) of the definition of “Permitted Investments.”
     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:
          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;
          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any of its Restricted Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
          (4) regardless of whether a Default then exists, the payment of any dividend or distribution made in respect of any calendar year or portion thereof during which the Company or any of its Subsidiaries is a Person that is not treated as a separate tax paying entity for United States federal income tax purposes by the Company and its Subsidiaries (directly or indirectly) to the direct or indirect holders of the Equity Interests of the Company or its Subsidiaries that are Persons that are treated as a separate tax paying entity for United States federal income tax purposes, in an amount sufficient to permit each such holder to pay the actual income taxes (including required estimated tax installments) that are required to be paid by it with respect to the taxable income of any Parent (through its direct or indirect ownership of the Company and/or its Subsidiaries), the Company, its Subsidiaries or any Unrestricted Subsidiary, as applicable, in any calendar year, as estimated in good faith by the Company or its Subsidiaries, as the case may be;
          (5) regardless of whether a Default then exists, the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;
          (6) the repurchase, redemption or other acquisition or retirement for value, or the payment of any dividend or distribution to the extent necessary to permit the repurchase, redemption or other acquisition or retirement for value, of any Equity Interests of the Company or a Parent of the Company held by any member of the Company’s, such Parent’s or any Restricted Subsidiary’s management pursuant to any management equity subscription agreement or stock option agreement entered into in accordance with the policies of the Company, any Parent or any Restricted Subsidiary; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10 million in any fiscal year of the Issuers;
          (7) payment of fees in connection with any acquisition, merger or similar transaction in an amount that does not exceed an amount equal to 1.25% of the transaction value of such acquisition, merger or similar transaction;
          (8) Restricted Payments made in order to pay interest (including accreted or PIK interest) on (but not principal of) Specified Parent Indebtedness or Refinancing Specified Parent Indebtedness, so long as the Company, at the time of the making of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarter period, would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10;
          (9) Restricted Payments directly or indirectly to a Parent of (A) attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection with any issuance, sale or incurrence by a Parent of Equity Interests or Indebtedness, or any exchange of securities or tender for outstanding debt securities, (B) the costs and expenses of any offer to exchange privately placed securities in respect of the foregoing for publicly registered securities or any similar concept having a comparable purpose, or (C) (i) fees, taxes and expenses required to maintain the corporate existence of a Parent, (ii) income taxes to the extent such income taxes are attributable to the income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from the Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of the Unrestricted Subsidiaries, provided, however, that in each case the amount of such payments in any fiscal year does not exceed the amount of income taxes that the Company and its Restricted Subsidiaries would be required to pay for such fiscal year were the Company and its Restricted Subsidiaries to pay such taxes as a stand-alone taxpayer; and (iii) general corporate overhead and operating expenses for such direct or indirect parent corporation of the Company to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries (which amounts pursuant to this subclause (C) shall not exceed $25 million in any fiscal year);
          (10) payments contemplated by the Plan of Reorganization, including, without limitation, Specified Fees and Expenses;
          (11) additional Restricted Payments directly or indirectly to CCH I or any other Parent for the purpose of enabling CCI to redeem, or pay dividends on, the Series A Preferred Stock so long as (i) such dividends do not exceed, and (ii) such redemptions do not exceed, the dividends and liquidation preference, respectively, contemplated in the certificate of designation governing the Series A Preferred Stock as in effect on the Issue Date; and
          (12) additional Restricted Payments in an aggregate amount of $50 million.
     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or any of its Restricted Subsidiaries pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of the Company, whose resolution with respect thereto shall be delivered to the Trustee. Such Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $100 million.
     Not later than the date of making any Restricted Payment involving an amount or fair market value in excess of $10 million, the Issuers shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

     Section 4.08 Investments. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
          (1) make any Restricted Investment; or
          (2) allow any of its Restricted Subsidiaries to become an Unrestricted Subsidiary, unless, in each case:
               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and
               (b) the Company would, at the time of, and after giving effect to, such Restricted Investment or such designation of a Restricted Subsidiary as an Unrestricted Subsidiary, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10.
     An Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary if such redesignation would not cause a Default.
     Section 4.09 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, directly or indirectly, create, or permit to exist or become effective any encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:
          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;
          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or
          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
     However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:
          (1) Existing Indebtedness, contracts and other instruments as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the most restrictive Existing Indebtedness, contracts or other instruments, as in effect on the Issue Date;

          (2) applicable law;
          (3) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
          (4) customary non-assignment provisions in leases, franchise agreements and other commercial agreements entered into in the ordinary course of business;
          (5) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;
          (6) any agreement for the sale or other disposition of Capital Stock or assets of a Restricted Subsidiary of the Company that restricts distributions by such Restricted Subsidiary pending such sale or other disposition;
          (7) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive at the time such restrictions become effective, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
          (8) Liens securing Indebtedness or other obligations otherwise permitted to be incurred under Section 4.14 that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;
          (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;
          (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
          (11) restrictions contained in the terms of Indebtedness or Preferred Stock permitted to be incurred under Section 4.10; provided that such restrictions are not materially more restrictive, taken as a whole, than the terms contained in the most restrictive, together or individually, of the Credit Facilities and other Existing Indebtedness as in effect on the Issue Date; and
          (12) restrictions that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings and that the management of the Company determines, at the time of such financing, will not materially impair the Issuers’ ability to make payments as required under the Notes.
     Section 4.10 Incurrence of Indebtedness and Issuance of Preferred Stock. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock or Preferred Stock, provided that the Company or any of its Restricted Subsidiaries may incur Indebtedness, the Company may issue Disqualified Stock and, subject to the final paragraph of this covenant below, Restricted Subsidiaries of the Company may issue Preferred Stock if the Leverage Ratio of the Company and its Restricted Subsidiaries would have been not greater than 5.75 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of the most recently ended fiscal quarter.
     So long as no Event of Default under Section 6.01(1), (2), (7) or (8) shall have occurred and be continuing, after giving effect to the incurrence thereof (and the use of proceeds therefrom), the first paragraph of this covenant shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
          (1) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding under this clause (1) for all Credit Facilities of the Company and its Restricted Subsidiaries after giving effect to such incurrence does not exceed an amount equal to $1.0 billion;
          (2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness (including under Credit Facilities);
          (3) the incurrence on the Issue Date by the Company of Indebtedness represented by the Notes (but not including any Additional Notes);
          (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement (including the cost of design, development, construction, acquisition, transportation, installation, improvement, and migration) of Productive Assets of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount not to exceed, together with any related Permitted Refinancing Indebtedness permitted by clause (5) below, $75 million at any time outstanding:
          (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, in whole or in part, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under this clause (5), the first paragraph of this covenant or clauses (2), (3) or (4) of this paragraph;
          (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided that:
               (a) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and
               (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness that was not permitted by this clause (6);
          (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;
          (8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.10;
          (9) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding under this clause (9), not to exceed $300 million; and
          (10) the accretion or amortization of original issue discount and the write up of Indebtedness in accordance with purchase accounting.
     In the event that an item of proposed Indebtedness (a) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) above or (b) is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall be permitted to classify and from time to time to reclassify such item of Indebtedness in any manner that complies with this covenant. Once any item of Indebtedness is so reclassified, it shall no longer be deemed outstanding under the category of Permitted Debt where initially incurred or previously reclassified. For avoidance of doubt, Indebtedness incurred pursuant to a single agreement, instrument, program, facility or line of credit may be classified as Indebtedness arising in part under one of the clauses listed above or under the first paragraph of this covenant, and in part under any one or more of the clauses listed above, to the extent that such Indebtedness satisfies the criteria for such classification.

     Notwithstanding the foregoing, in no event shall any Restricted Subsidiary of the Company consummate a Subordinated Debt Financing or a Preferred Stock Financing. A “Subordinated Debt Financing” or a “Preferred Stock Financing,” as the case may be, with respect to any Restricted Subsidiary of the Company shall mean a public offering or private placement (whether pursuant to Rule 144A under the Securities Act or otherwise) of Subordinated Notes or Preferred Stock (whether or not such Preferred Stock constitutes Disqualified Stock), as the case may be, of such Restricted Subsidiary to one or more purchasers (other than to one or more Affiliates of the Company). “Subordinated Notes” with respect to any Restricted Subsidiary of the Company shall mean Indebtedness of such Restricted Subsidiary that is contractually subordinated in right of payment to any other Indebtedness of such Restricted Subsidiary (including Indebtedness under Credit Facilities), provided that the foregoing shall not apply to priority of Liens, including by way of intercreditor arrangements. The foregoing limitation shall not apply to:
          (a) any Indebtedness or Preferred Stock of any Person existing at the time such Person is merged with or into or becomes a Subsidiary of the Company; provided that such Indebtedness or Preferred Stock was not incurred or issued in connection with, or in contemplation of, such Person merging with or into, or becoming a Subsidiary of, the Company, and
          (b) any Indebtedness or Preferred Stock of a Restricted Subsidiary issued in connection with, and as part of the consideration for, an acquisition, whether by stock purchase, asset sale, merger or otherwise, in each case involving such Restricted Subsidiary, which Indebtedness or Preferred Stock is issued to the seller or sellers of such stock or assets; provided that such Restricted Subsidiary is not obligated to register such Indebtedness or Preferred Stock under the Securities Act or obligated to provide information pursuant to Rule 144A under the Securities Act.
     Section 4.11 Limitation on Asset Sales. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
          (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;
          (2) such fair market value is determined by the Board of Directors of the Company and evidenced by a resolution of such Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and
          (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or readily marketable securities.
     For purposes of this Section 4.11, each of the following shall be deemed to be cash:
          (a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;
          (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the recipient thereof into cash, Cash Equivalents or readily marketable securities within 180 days after receipt thereof (to the extent of the cash, Cash Equivalents or readily marketable securities received in that conversion); and
          (c) Productive Assets.
     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or a Restricted Subsidiary thereof may apply such Net Proceeds or an amount equal to such Net Proceeds at its option:
          (1) to repay or otherwise retire or repurchase debt under Credit Facilities or any other Indebtedness of the Restricted Subsidiaries of the Company (other than Indebtedness represented solely by a guarantee of a Restricted Subsidiary of the Company); or
          (2) to invest in Productive Assets; provided that any such amount of Net Proceeds which the Company or a Restricted Subsidiary thereof has committed to invest in Productive Assets within 365 days of the applicable Asset Sale may be invested in Productive Assets within two years of such Asset Sale.
     The amount of any Net Proceeds received from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall make an Asset Sale Offer to all Holders of Notes and will repay, redeem or offer to purchase all other Indebtedness of the Company that is of equal priority in right of payment with the Notes containing provisions requiring repayment, redemption or offers to purchase with the proceeds of sales of assets, to purchase, repay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other Indebtedness of the Company of equal priority that may be purchased, repaid or redeemed out of the Excess Proceeds, which amount includes the entire amount of the Net Proceeds. The offer price in any Asset Sale Offer shall be payable in cash and equal to 100% of the principal amount of the subject Notes plus accrued and unpaid interest, if any, to the date of purchase. If the aggregate principal amount of Notes tendered into such Asset Sale Offer and such other Indebtedness of equal priority to be purchased, repaid or redeemed out of the Excess Proceeds exceeds the amount of Excess Proceeds, the Trustee shall select the Notes tendered into such Asset Sale Offer and such other Indebtedness of equal priority to be purchased, repaid or redeemed on a pro rata basis.
     If any Excess Proceeds remain after consummation of an Asset Sale Offer, then the Company or any Restricted Subsidiary thereof may use such remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of any Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     In the event that the Company shall be required to commence an offer to Holders to purchase Notes pursuant to this Section 4.11, it shall follow the procedures specified in Sections 3.01 through 3.09.
     Section 4.12 Sale and Leaseback Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and its Restricted Subsidiaries may enter into a sale and leaseback transaction if:
          (1) the Company or such Restricted Subsidiary could have
               (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Leverage Ratio test in the first paragraph of Section 4.10 and
               (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.14 or the definition of Permitted Liens; and
          (2) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.11.
     The foregoing restrictions shall not apply to a sale and leaseback transaction if the lease is for a period, including renewal rights, of not in excess of three years.
     Section 4.13 Transactions with Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:
          (1) such Affiliate Transaction is on terms, taken as a whole, that are not less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person who is not an Affiliate; and
          (2) the Company delivers to the Trustee:
               (a) with respect to any Affiliate Transaction, or series of related Affiliate Transactions, involving aggregate consideration given or received by the Company or any such Restricted Subsidiary in excess of $15 million, a resolution of the Board of Directors of the Company or CCI set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.13 and that such Affiliate Transaction has been approved by a majority of the members of such Board of Directors; and
               (b) with respect to any Affiliate Transaction, or series of related Affiliate Transactions, involving aggregate consideration given or received by the

Company or any such Restricted Subsidiary in excess of $50 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
     The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:
          (1) any existing employment agreement and employee benefit arrangement (including stock purchase or option agreements, deferred compensation plans, and retirement, savings or similar plans) entered into by the Company or any of its Subsidiaries and any employment agreement and employee benefit arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
          (2) transactions between or among the Company and/or its Restricted Subsidiaries;
          (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, and customary indemnification and insurance arrangements in favor of directors, regardless of affiliation with the Company or any of its Restricted Subsidiaries;
          (4) payment of Management Fees;
          (5) Restricted Payments that are permitted by Section 4.07 and Restricted Investments that are permitted by Section 4.08;
          (6) Permitted Investments;
          (7) transactions pursuant to agreements existing on the Issue Date, as in effect on the Issue Date, or as subsequently modified, supplemented, or amended, to the extent that any such modifications, supplements or amendments comply with the applicable provisions of the first paragraph of this Section 4.13;
          (8) transactions contemplated by the Plan of Reorganization, including, without limitation, the payment of Specified Fees and Expenses;
          (9) contributions to the common equity capital of the Company or the issue or sale of Equity Interests of the Company;
          (10) the assignment and assumption of contracts (which contracts were entered into prior to the Issue Date on an arms-length basis in the ordinary course of business of the relevant Parent, reasonably related to the business of the Company and the assignment and assumption of which would not result in the incurrence of any Indebtedness by the Company or any Restricted Subsidiary) to a Restricted Subsidiary by a Parent; and

          (11) transactions with a Person that would otherwise be deemed Affiliate Transactions solely because any Issuer or a Restricted Subsidiary owns Equity Interests in such Person.
     Section 4.14 Liens. The Company shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset of the Company, whether owned on the Issue Date or thereafter acquired, except Permitted Liens.
     Section 4.15 Existence. Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its limited liability company existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries (other than Capital Corp), if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not likely to result in a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole.
     Section 4.16 Repurchase at the Option of Holders upon a Change of Control. If a Change of Control occurs, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 in principal amount, or in either case, an integral multiple thereof) of that Holder’s Notes pursuant to a “Change of Control Offer.” In the Change of Control Offer, the Issuers shall offer a “Change of Control Payment” in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase.
     Within ten days following any Change of Control, the Issuers shall mail a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and stating:
          (1) the purchase price and the purchase date, which shall not exceed 30 Business Days from the date such notice is mailed (the “Change of Control Payment Date”);
          (2) that any Note not tendered shall continue to accrue interest;
          (3) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
          (4) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
          (5) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
          (6) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.
     The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act (or any successor rules) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Issuers’ compliance with such laws and regulations shall not in and of itself cause a breach of their obligations under this Section 4.16.
     On the Change of Control Payment Date, the Issuers shall, to the extent lawful:
          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.
     Notwithstanding anything to the contrary in this Indenture, if the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered on the Change of Control Payment Date.
     The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions in this Indenture are applicable.
     Notwithstanding any other provision of this Section 4.16, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
     Section 4.17 Limitations on Issuances of Guarantees of Indebtedness. The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company (the “Guaranteed Indebtedness”), unless:
          (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee (a “Subsidiary Guarantee”) of the payment of the Notes by such Restricted Subsidiary, and
          (2) until one year after all the Notes have been paid in full in cash, such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary thereof as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;
provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.
     If the Guaranteed Indebtedness is subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.
     Any Subsidiary Guarantee shall terminate upon the release of such guarantor from its guarantee of the Guaranteed Indebtedness.
     Section 4.18 Payments for Consent. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
     Section 4.19 Application of Fall-Away Covenants. During any period of time that (a) the Notes have Investment Grade Ratings from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under this Indenture, the Company and its

Restricted Subsidiaries shall not be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and clause (d) of Section 5.01 (collectively, the “Suspended Covenants”).
     If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the previous sentence and, subsequently, one, or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants. The ability of the Company and its Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade, Default or Event of Default shall be calculated in accordance with the terms of Section 4.07 as though such covenant had been in effect during the entire period of time from the Issue Date.
     Section 4.20 Anti-Layering Covenants.
          (a) At all times, CCOH shall be a direct Restricted Subsidiary of the Company or of a Restricted Subsidiary that Guarantees the Notes on an unsubordinated, full and unconditional basis.
          (b) The Company shall not permit any members of the CCOH Group to guarantee or otherwise become an obligor with respect to any Indebtedness (“CCOH Guaranteed Indebtedness”) of the Company or any Parent or any Subsidiary of a Parent other than a member of the CCOH Group without Guaranteeing the Notes on an unsubordinated basis pursuant to Section 4.16 hereof (treating all references therein to “Guaranteed Indebtedness” as references to “CCOH Guaranteed Indebtedness”).
          (c) The Company shall not permit any member of the CCOH Group to create a Lien on any of its assets or properties to secure the repayment of the Indebtedness of the Company or any Parent or any Subsidiary of a Parent who is not itself a member of the CCOH Group, unless:
          (i) in the case of Liens securing Indebtedness that is subordinated in right of payment to the Notes, the Notes are secured by a Lien on such property or assets that is senior in priority to such Liens;
          (ii) and in all other cases, the Notes are equally and ratably secured;
     provided that any Lien which is granted under this covenant shall be automatically discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes or Guarantees.
ARTICLE V
SUCCESSORS
     Section 5.01 Merger, Consolidation, or Sale of Assets. Neither Issuer may, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving Person) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:
          (a) either:
               (i) such Issuer is the surviving Person; or
               (ii) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that if the Person formed by or surviving any such consolidation or merger with such Issuer is a Person other than a corporation, a corporate co-issuer shall also be an obligor with respect to the Notes;
          (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;
          (c) immediately after such transaction no Default or Event of Default exists; and
          (d) such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable period,
               (x) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10; or
               (y) have a Leverage Ratio immediately after giving effect to such consolidation or merger no greater than the Leverage Ratio immediately prior to such consolidation or merger.
     In addition, neither of the Issuers may, directly or indirectly, lease all or substantially all of their properties or assets, in one or more related transactions, to any other Person. The foregoing clause (d) shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among an Issuer and/or any of its Wholly Owned Restricted Subsidiaries.
     Section 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of either Issuer in accordance with Section 5.01, the successor Person formed by such consolidation or into which either Issuer is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such successor Person had been named therein as such Issuer, and (except in the case of a lease) such Issuer shall be released from the obligations under the Notes and this Indenture, except with respect to any obligations that arise from, or are related to, such transaction.
ARTICLE VI
DEFAULTS AND REMEDIES
     Section 6.01 Events of Default. Each of the following is an “Event of Default” with respect to the Notes:
          (1) default for 30 consecutive days in the payment when due of interest on the Notes;
          (2) default in payment when due of the principal of or premium, if any, on the Notes;
          (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.16 or 5.01;
          (4) failure by the Company or any of its Restricted Subsidiaries for 30 consecutive days after written notice thereof has been given to the Issuers by the Trustee, or to the Issuers and the Trustee by Holders of at least 25% of the aggregate principal amount of the Notes then outstanding, to comply with any of their other covenants or agreements in this Indenture;
          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:
               (a) is caused by a failure to pay at final stated maturity the principal amount of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
               (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;
          (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments which are non-appealable aggregating in excess of $100 million, net of applicable insurance which has not been denied in writing by the insurer, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:
               (a) commences a voluntary case,
               (b) consents to the entry of an order for relief against it in an involuntary case,
               (c) consents to the appointment of a custodian of it or for all or substantially all of its property,
               (d) makes a general assignment for the benefit of its creditors; or
          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
               (a) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;
               (b) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or
               (c) orders the liquidation of the Company or any of its Significant Subsidiaries;
     and the order or decree remains unstayed and in effect for 60 consecutive days.
     If a Default is deemed to occur solely because a Default (the “Initial Default”) already existed, then if such Initial Default is cured and is not continuing, the Default or Event of Default resulting solely because the Initial Default existed shall be deemed cured, and will be deemed annulled, waived and rescinded without any further action required.
     Section 6.02 Acceleration. In the case of an Event of Default arising from clauses (7) or (8) of Section 6.01 with respect to the Company, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Issuers and the Trustee may declare all the Notes to be due and payable immediately. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.
     Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
     Section 6.04 Waiver of Existing Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 6.05 Control by Majority. Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper that is not inconsistent with any such directive.
     Section 6.06 Limitation on Suits. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:
          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;
          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

     Section 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
     Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;
     Third: to Holders of Notes for amounts due and unpaid on the Notes for principal and premium, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, respectively; and
     Fourth: to the Issuers or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
     Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE VII
TRUSTEE
     Section 7.01 Duties of Trustee.
          (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (2) Except during the continuance of an Event of Default:
               (a) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
               (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions required to be furnished to the Trustee hereunder and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).
          (3) The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:
               (a) this paragraph does not limit the effect of paragraph (2) of this Section;
               (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
               (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), and (3) of this Section 7.01.
          (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability, claim, damage or expense.
          (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents.
     Section 7.02 Rights of Trustee.
          (1) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
          (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the written advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from either of the Issuers shall be sufficient if signed by an Officer of such Issuer.
          (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
          (7) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (a) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (b) written notice of such Default or Event of Default shall have been given to and received by a Responsible Officer of the Trustee by the Issuers or any Holder.
          (8) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (9) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder.
     Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.
     Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
     Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee acquires knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
     Section 7.06 Reports by Trustee to Holders of the Notes. By May 15th of each year, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).
     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.
     Section 7.07 Compensation and Indemnity. The Issuers, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture, the Registration Rights Agreement and any other document delivered in connection with any of such agreements and its services under any of such agreements or other documents, as separately agreed in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     The Issuers shall, jointly and severally, indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture, the Registration Rights Agreement and any other document delivered in connection therewith (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is determined to have been caused by its own gross negligence or willful misconduct. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.
     The obligations of the Issuers under this Section 7.07 shall survive resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.
     To secure the Issuers’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.
     Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:
          (a) the Trustee fails to comply with Section 7.10;
          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
          (c) a custodian or public officer takes charge of the Trustee or its property; or
          (d) the Trustee becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
     Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
     Section 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.
     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).
     Section 7.11 Preferential Collection of Claims Against the Issuers. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
     Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers and any Parent Guarantor may, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes and any Note Guarantee upon compliance with the conditions set forth below in this Article 8.
     Section 8.02 Legal Defeasance and Discharge. Upon the exercise by the Issuers and any Parent Guarantor under Section 8.01 of the option applicable to this Section 8.02, the Issuers and any Parent Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and any Note Guarantee on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and any Parent

Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes, this Indenture, any Note Guarantee and the Registration Rights Agreement (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
          (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;
          (b) the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
          (c) the rights, powers, trusts, duties and immunities of the Trustee and the Issuers’ obligations in connection therewith; and
          (d) the Legal Defeasance provisions of this Indenture.
     Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.
     Section 8.03 Covenant Defeasance. Upon the exercise by the Issuers and any Parent Guarantor under Section 8.01 of the option applicable to this Section 8.03, the Issuers and any Parent Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Article 5 and Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17 and 4.19 with respect to the outstanding Notes and any Note Guarantee on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes may not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and any Note Guarantee, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through 6.01(6) shall not constitute Events of Default. In addition, upon Covenant Defeasance, any Note Guarantee will be released.

     Section 8.04 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:
     In order to exercise either Legal Defeasance or Covenant Defeasance:
          (1) the Issuers or any Parent Guarantor must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as are expected to be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers and any Parent Guarantor must specify whether the Notes shall be defeased to maturity or to a particular redemption date;
          (2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that
               (a) the Issuers and any Parent Guarantor have received from, or there has been published by, the Internal Revenue Service a ruling; or
               (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case of (a) or (b) immediately above, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
          (3) in the case of Covenant Defeasance, the Issuers or any Parent Guarantor shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);
          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuers or any of their Restricted Subsidiaries is a party or by which the Issuers or any of their Restricted Subsidiaries is bound;
          (6) the Issuers or any Parent Guarantor must have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of the Notes over the other creditors of the Issuers or any Parent Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers, any Parent Guarantor or others; and
          (7) the Issuers or any Parent Guarantor must have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
     Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered and the conditions set forth in clause 4(b) shall not apply if all Notes not theretofore delivered to the Trustee for cancellation
               (a) have become due and payable or
               (b) will become due and payable on the maturity date or a redemption date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.
     Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     Section 8.06 Repayment to Issuers. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.
     Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER
     Section 9.01 Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, the Issuers, any Parent Guarantor and the Trustee may amend or supplement this Indenture, the Notes or any Note Guarantee without the consent of any Holder of a Note:
          (1) to cure any ambiguity, defect or inconsistency;
          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
          (3) to provide for or confirm the issuance of Additional Notes;
          (4) to provide for the assumption of the Issuers’ or any Parent Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuers pursuant to Article 5;
          (5) to release any Subsidiary Guarantee in accordance with the provisions of this Indenture;
          (6) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any Holder;

          (7) to add a guarantor; or
          (8) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA or otherwise as necessary to comply with applicable law.
     Upon the request of the Issuers and any Parent Guarantor accompanied by a resolution of their respective boards of directors or the Board of Directors of CCI authorizing the execution of any such amended or supplemental Indenture, Notes or Note Guarantee (or an amendment or supplement of any of the foregoing), and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuers and any Parent Guarantor in the execution of any amended or supplemental Indenture, Notes or Note Guarantee authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture, Notes or Note Guarantee that affects its own rights, duties or immunities under this Indenture, Notes, or Note Guarantee or otherwise.
     Section 9.02 With Consent of Holders of Notes. Except as provided below in this Section 9.02, this Indenture, the Notes or any Note Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. This includes consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes. Any existing Default or compliance with any provision of this Indenture, the Notes or any Note Guarantee (other than any provision relating to the right of any Holder to bring suit for the enforcement of any payment of principal, premium, if any, and interest on such Holder’s Notes, on or after the scheduled due dates expressed in the Notes) may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes). Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
     Upon the request of the Issuers and any Parent Guarantor accompanied by a resolution of their respective boards of directors or the Board of Directors of CCI authorizing the execution of any such amended or supplemental Indenture, Notes or Note Guarantee (or an amendment or supplement of any of the foregoing), and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents (if any) described in Section 7.02, the Trustee shall join with the Issuers and any Parent Guarantor in the execution of such amended or supplemental Indenture, Notes or Note Guarantee (or such amendment or supplement) unless such amended or supplemental Indenture, Notes or Note Guarantee (or such amendment or supplement) directly affects the Trustee’s own rights, duties or immunities under this Indenture, Notes or Note Guarantee or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture, Notes or Note Guarantee (or such amendment or supplement).
     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture, Notes or Note Guarantee (or such amendment) or waiver. Without the consent of each Holder affected thereby, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by such Holder):
          (1) reduce the principal amount of such Notes;
          (2) change the fixed maturity of such Notes or reduce the premium payable upon redemption of such Notes;
          (3) reduce the rate of or extend the time for payment of interest on such Notes;
          (4) waive a Default or an Event of Default in the payment of principal of, or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
          (5) make such Notes payable in money other than that stated in such Notes;
          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults applicable to any Notes or the rights of Holders thereof to receive payments of principal of, or premium, if any, or interest on such Notes;
          (7) waive a redemption payment with respect to such Notes (other than a payment required by Section 4.11 or 4.16); or
          (8) make any change in this Section 9.02.
     Section 9.03 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.
     Section 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder. An amendment, supplement or waiver becomes effective once both (i) the requisite number of consents have been received by the Issuers or the Trustee and (ii) such amendment, supplement or waiver has been executed by the Company and the Trustee.

     The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.
     Section 9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
     Section 9.06 Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental Indenture, Notes or Note Guarantee (or an amendment or supplement to any of the foregoing) authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture or otherwise. The Issuers and any Parent Guarantor may not sign an amendment or supplemental Indenture until their respective boards of directors or the Board of Directors of CCI approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Officer’s Certificate and an Opinion of Counsel, in each case from each of the Issuers, stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE X
GUARANTEE
     Section 10.01 Unconditional Guarantee. If any Parent is added as a guarantor, such Parent Guarantor unconditionally guarantees, on a senior unsecured basis, to the Holders of all Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Any Parent Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Any Parent Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that any Note Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes, this Indenture and any Note Guarantee, and waives any and all defenses available to a surety (other than payment in full). If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or any Parent Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Parent Guarantor, any amount paid by the Issuers or any Parent Guarantor to the Trustee or such Holder, any Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Any Parent Guarantor further agrees that, as between any Parent Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by any Parent Guarantor for the purpose of any Note Guarantee.
     Section 10.02 Severability. In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 10.03 Waiver of Subrogation. Until all Obligations under the Notes are paid in full, any Parent Guarantor irrevocably waives any claims or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of any Parent Guarantor’s Obligations under its Note Guarantee and this Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Parent Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to any Parent Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.
     Section 10.04 Execution of Note Guarantee. To evidence its Note Guarantee to the Holders set forth in this Article 10, any Parent Guarantor agrees to execute the Note Guarantee endorsed on each Note ordered to be authenticated and delivered by the Trustee. Any Parent Guarantor agrees that its Note Guarantee set forth in this Article 10 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. Each such Note Guarantee shall be signed on behalf of any Parent Guarantor by one of its authorized Officers prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Note Guarantee on behalf of any Parent Guarantor. Such signatures upon any Note Guarantee may be by manual or facsimile signature of such Officer and may be imprinted or otherwise reproduced on any Note Guarantee, and in case any such Officer who shall have signed any Note Guarantee shall cease to be such Officer before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuers, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed any Note Guarantee had not ceased to be such Officer of any Parent Guarantor.
     Section 10.05 Waiver of Stay, Extension or Usury Laws. Any Parent Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from performing any Note Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) any Parent Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE XI
MISCELLANEOUS
     Section 11.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.
     Section 11.02 Notices. Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuers:
CCH II, LLC
CCH II Capital Corp.
Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri 63131
Telecopier No.: (314) 965-8793
Attention: General Counsel and Corporate Secretary
With a copy to:
Kirkland & Ellis LLP
153 East 53rd Street
New York, NY 10022

Telecopier No.: (212) 446-4900
Attention: Christian O. Nagler, Esq.
If to the Trustee:
The Bank of New York Mellon Trust Company, NA
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Telecopier No.: (312) 827-8542
Attention: Corporate Trust Department
     The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
     Section 11.03 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, any Parent Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).
     Section 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:
               (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that,

in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
     Section 11.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:
               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
               (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
     Section 11.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
     Section 11.07 No Personal Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee or incorporator of the Issuers or any Parent Guarantor, as such, and no member or stockholder of the Issuers or any Parent Guarantor, as such, shall have any liability for any obligations of the Issuers or any Parent Guarantor under the Notes, this Indenture, any Note Guarantee or the Registration Rights Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note and any Note Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and any Note Guarantee.
     Section 11.08 Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES AND ANY NOTE GUARANTEE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR ANY NOTE GUARANTEE.
     Section 11.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers, their Parents or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 11.10 Successors. All agreements of the Issuers and any Parent Guarantor in this Indenture and the Notes, as the case may be, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
     Section 11.11 Severability. In case any provision in this Indenture or the Notes, as the case may be, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 11.12 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 11.13 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions.
     Section 11.14 Waiver of Jury Trial. EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 11.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
ARTICLE XII
SATISFACTION AND DISCHARGE
     Section 12.01 Satisfaction and Discharge of Indenture. This Indenture, the Notes, any Note Guarantee and the Registration Rights Agreement shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Notes, any Note Guarantee and the Registration Rights Agreement, when
          (1) either:

          (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust,) have been delivered to the Trustee for cancellation; or
          (b) all such Notes not theretofore delivered to the Trustee for cancellation:
          (i) have become due and payable, or
          (ii) will become due and payable at their Stated Maturity within one year, or
          (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers, in the case of (i), (ii) or (iii) above, have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity or redemption thereof, as the case may be;
          (2) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and
          (3) each of the Issuers has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article 12, the obligations of the Issuers to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 12.02 shall survive such satisfaction and discharge.
     Section 12.02 Application of Trust Money. All money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.
[Signatures on following page]

Dated as of [      ], 2009

CCH II, LLC, as an Issuer
By:
	Name:	Eloise Schmitz
	Title:	Senior Vice-President, Strategic Planning

CCH II CAPITAL CORP., as an Issuer
By:	/
	Name:	Eloise Schmitz
	Title:	Senior Vice-President, Strategic Planning

The Bank of New York Mellon Trust Company, NA, as Trustee
By:
Name:
Title:

SIGNATURE PAGE FOR INDENTURE

EXHIBIT A
[Face of Note]
     THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.1
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.2
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.3
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF OR (Y) AT ANY TIME BY ANY TRANSFEROR THAT WAS AN AFFILIATE OF EITHER ISSUER DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH OFFER, RESALE, PLEDGE OR OTHER TRANSFER, IN EITHER CASE, OTHER THAN (1) TO AN ISSUER, (2) PURSUANT TO AN EFFECTIVE REGISTRATION

[1]	This paragraph should be included only for Regulation S Global Notes.

[2]	This paragraph should be included only if the Notes are issued in global form.

[3]	This paragraph should be included only if the Notes are issued in global form.

STATEMENT UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE, TO WHOM NOTICE IS GIVEN THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (5) IN ANY OTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND SUBJECT TO THE TRUSTEE OR THE ISSUERS RECEIVING SUCH CERTIFICATES, LEGAL OPINIONS AND OTHER INSTRUMENTS, IN THE CASE OF TRANSFERS PURSUANT TO CLAUSES (3), (4) OR (5), AS MAY BE REQUIRED BY THE INDENTURE.4

[4]	This paragraph should be removed upon the registration of the Notes pursuant to the terms of a Registration Rights Agreement.

CUSIP NO. [_________]
[      ]% Senior Notes due 2016
No. ___
$[                    ]
     CCH II, LLC and CCH II CAPITAL CORP. promise to pay to                                                              or its registered assigns, the principal amount of                                                              Dollars ($                                                             ) on [     ] [ ].
Interest Payment Dates: February 15 and August 15
Record Dates: February 1 and August 1
     Subject to Restrictions set forth in this Note.
     IN WITNESS WHEREOF, each of CCH II, LLC and CCH II Capital Corp. has caused this instrument to be duly executed.
Dated:

CCH II, LLC
By:
Name: Title:

CCH II CAPITAL CORP.
By:
Name: Title:

This is one of the Notes referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON TRUST
COMPANY, NA, as Trustee
By:
      Authorized Signatory

[Back of Note]
13.5% Senior Notes due 2016
     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1. Interest
     CCH II, LLC, a Delaware limited liability company (the “Company”), and CCH II Capital Corp., a Delaware corporation (“Capital Corp” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at the rate of [ ]% per annum from the Issue Date until maturity. [The interest rate on the Notes is subject to increase pursuant to the provisions of the Registration Rights Agreement entered into on the Issue Date.]* The Issuers will pay interest semi-annually in arrears on February 15 and August 15 of each year commencing on February 15, 2010 (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face and the next succeeding Interest Payment Date, interest shall accrue from and including such next succeeding Interest Payment Date. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2. Method of Payment
     The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to Notes in certificated form, the Issuer will make all payments of principal, premium, if any, and interest, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

*	Applicable only to Notes entitled to the benefit of the Registration Rights Agreement.

3. Paying Agent and Registrar
     Initially, The Bank of New York Mellon Trust Company, NA, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
4. Indenture
     The Issuers issued the Notes under an Indenture dated as of [ ], 2009 (the “Indenture”) among the Issuers, any Parent Guarantor and the Trustee. Capitalized terms not otherwise defined herein are used herein as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5. Optional Redemption
     (a) Except as set forth in clause (b) and (c) of this paragraph 5, the Issuers shall not have the option to redeem the Notes pursuant to this paragraph 5 prior to [ ], 2012. On [ ], 2012 and thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, at the applicable redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on [ ] of the years indicated below:

Year	Percentage
2012	106.75%
2013	103.375%
2014	101.6875%
2015 and thereafter	100.000%
     (b) Notwithstanding the provisions of clause (a) of this Paragraph 5, at any time prior to [       ], 2012, the Issuers may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) issued under the Indenture on a pro rata basis (or as nearly pro rata as practicable), at a redemption price of 113.50% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:
          (1) at least 65% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes) issued under the Indenture must remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and
          (2) the redemption must occur within 60 days of the date of the closing of such Equity Offering.

     (c) Notwithstanding the provisions of clause (a) of this paragraph 5, at any time prior to [     ], 2012, the Notes may be redeemed, in whole or in part, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of such Notes redeemed plus the relevant Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.
6. Mandatory Redemption and Repurchase
     Except as otherwise provided in Paragraph 7 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes or be required to repurchase any of the Notes.
7. Repurchase at Option of Holder
     (a) If there is a Change of Control, the Issuers shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 10 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice.
     (b) If the Company or a Restricted Subsidiary thereof consummates any Asset Sale, the Issuers may be required to offer to purchase the Notes.
8. Denominations, Transfer, Exchange
     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption or repurchase, except for the unredeemed or unrepurchased portion of any Note being redeemed or repurchased in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or repurchased or during the period between a record date and the corresponding Interest Payment Date.
9. Persons Deemed Owners
     The registered Holder of a Note may be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver
     Subject to certain exceptions, the Indenture, the Notes or any Note Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or any Note Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Issuers, any Parent Guarantor and the Trustee may amend or supplement the Indenture, the Notes or any Note Guarantee to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer’s or Parent Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ assets, to release any Subsidiary Guarantee in accordance with the provisions of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or otherwise as necessary to comply with applicable law.
11. Defaults and Remedies
     Each of the following is an Event of Default: (i) default for 30 consecutive days in the payment when due of interest on the Notes, (ii) default in payment when due of the principal of or premium, if any, on the Notes, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.16 and 5.01 of the Indenture, (iv) failure by the Company or any of its Restricted Subsidiaries for 30 consecutive days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% of the principal amount of the Notes outstanding to comply with any of their other covenants or agreements in the Indenture, (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, if that default: (a) is caused by a failure to pay at final stated maturity the principal amount of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more, (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments which are non-appealable aggregating in excess of $100 million (net of applicable insurance which has not been denied in writing by the insurer), which judgments are not paid, discharged or stayed for a period of 60 days or (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding

Notes will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Issuers and the Trustee may declare all the Notes to be due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the Trustee a statement specifying such Default or Event of Default.
12. Trustee Dealings with Issuers
     The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.
13. No Recourse Against Others
     A director, officer, employee, incorporator, member or stockholder of either of the Issuers or any Parent Guarantor, as such, shall not have any liability for any obligations of the Issuers or any Parent Guarantor under the Notes, the Indenture, any Note Guarantee or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note and any Note Guarantee waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and any Note Guarantees.
14. Governing Law
     THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE AND THE INDENTURE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.
15. Authentication
     This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
17.	Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes
     In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the applicable Registration Rights Agreement.
18. CUSIP Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
CCH II, LLC
CCH II Capital Corp.
c/o Charter Communications, Inc.
12405 Powerscourt Drive Suite 100
St. Louis, Missouri 63131
Attention: Secretary
Telecopier No.: (314) 965-8793

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)
(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                              to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date:                                          Your Signature:
(Sign exactly as your name appears on the
face of this Note)
Signature Guarantee5:

[5]	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.11 or 4.16 of the Indenture, check the appropriate box below:
     ☐ Section 4.11
     ☐ Section 4.16
     If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased: $                                        .
Date:                                          Your Signature:
(Sign exactly as your name appears on the
face of this Note)
Tax Identification No.:
Signature Guarantee6:
     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[6]	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTES
CCH II, LLC
CCH II Capital Corp.
c/o Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri 63131
Attention: Chief Financial Officer
The Bank of New York Mellon Trust Company, NA
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Department
Re: CUSIP #
Reference is hereby made to the Indenture, dated as of[      ], 2009 (the “Indenture”), among CCH II, LLC (the “Company”), CCH II Capital Corp. (“Capital Corp” and, together with the Company, the “Issuers”), and The Bank of New York Mellon Trust Company, NA, as Trustee. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.
     This certificate relates to $                     principal amount of Notes held in (check applicable space)                      book-entry or                      definitive form by the undersigned.
The undersigned                                          (transferor) (check one box below):
☐	hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.06 of the Indenture;

☐	hereby requests the Trustee to exchange or register the transfer of a Note or Notes to (transferee).
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)	☐	to the Issuers or any of their subsidiaries; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

(5)	☐	in another transaction that does not require registration under the Securities Act.
Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)
TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]
Dated:
NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE7
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount of this
	Amount of decrease in	Amount of increase in	Global Note following	Signature of authorized
	Principal Amount of this	Principal Amount of this	such decrease	officer of Trustee or Note
Date of Exchange	Global Note	Global Note	(or increase)	Custodian

[7]	Should be included only in Notes issued in global form.

NOTE GUARANTEE
For value received, the undersigned hereby unconditionally guarantees, on a senior unsecured basis, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Obligations of the Issuers under the Indenture or this Note, to the Holder of this Note and the Trustee, in accordance with the Note, Article 10 of the Indenture and this Note Guarantee, including the terms stated in the Note, the Indenture and this Note Guarantee. The validity and enforceability of this Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of [            ], 2009 among CCH II, LLC, a Delaware limited liability company, CCH II Capital Corp., a Delaware corporation, the undersigned, and The Bank of New York Mellon Trust Company, NA, as trustee (as amended or supplemented, the “Indenture”).
THIS NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The undersigned hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note Guarantee.
     This Note Guarantee is subject to release upon the terms set forth in the Indenture.

[ ]
By:
Name: Title:

EXHIBIT B
[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]
CCH II, LLC
CCH II Capital Corp.
c/o Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri 63131
Attention: Chief Financial Officer
The Bank of New York Mellon Trust Company, NA
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Department
Re:	CCH II, LLC and CCH II Capital Corp. (the “Issuers”) [ ]% Senior Notes due 2016 (the “Notes”)
Ladies and Gentlemen:
In connection with our proposed sale of $                     aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.
You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
Very truly yours,

          [Name of Transferor]

By:
Authorized Signature

B-1

EXHIBIT C
[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]
CCH II, LLC
CCH II Capital Corp.
c/o Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri 63131
Attention: Chief Financial Officer
The Bank of New York Mellon Trust Company, NA
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Department
Re:	CCH II, LLC and CCH II Capital Corp. (the “Issuers”) 13.50% Senior Notes due 2016 (the “Notes”)
Ladies and Gentlemen:
In connection with our proposed sale of $___aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
               (1) the offer of the Notes was not made to a person in the United States;
               (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
               (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;
               (4) the transaction is being made in compliance with any applicable securities laws of any state of the United States or any other applicable jurisdiction; and
 C-1

               (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and not the result of offers or sales specifically targeted to an identifiable group of U.S. citizens abroad.
     If the transfer of the beneficial interest occurs prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, the transferred beneficial interest will be held immediately thereafter through Euroclear or Clearstream.
     In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.
The Issuers and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.
Very truly yours,

[Name of Transferor]

By:
Authorized Signature

 C-2

EXHIBIT D
[COMPLETE FORM I OR FORM II AS APPLICABLE.]
[FORM I — To be used by
the owner of a beneficial interest in a Temporary Regulation S Global Note]
CERTIFICATE OF BENEFICIAL OWNERSHIP IN CONNECTION WITH EXCHANGES OF
TEMPORARY REGULATION S GLOBAL NOTES
CCH II, LLC
CCH II Capital Corp.
c/o Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri 63131
Attention: Chief Financial Officer
The Bank of New York Mellon Trust Company, NA
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Department
Re: [ ]% Senior Notes due 2016 (CUSIP [ ])
Ladies and Gentlemen:
     Reference is hereby made to the Indenture, dated as of [       ], 2009 (the “Indenture”), among CCH II, LLC (the “Company”), CCH II Capital Corp. (“Capital Corp” and, together with the Company, the “Issuers”), and The Bank of New York Mellon Trust Company, NA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     We are the beneficial owner of $___principal amount of Notes issued under the Indenture and represented by a Temporary Regulation S Global Note.
     We hereby certify as follows:
[CHECK A OR B AS APPLICABLE.]
A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act).

B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act) that purchased the Notes in a transaction that did not require registration under the Securities Act.

     You are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Very truly yours,
[NAME OF BENEFICIAL OWNER]

By:
Name:
Title: Address:

Date: _________________

[FORM II — To be used by a Person acting on behalf of an owner of a beneficial interest in a
Temporary Regulation Global Note]
CERTIFICATE OF BENEFICIAL OWNERSHIP IN CONNECTION WITH EXCHANGES OF
TEMPORARY REGULATION S GLOBAL NOTES
CCH II, LLC
CCH II Capital Corp.
c/o Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri 63131
Attention: Chief Financial Officer
The Bank of New York Mellon Trust Company, NA
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Department
Re: [ ]% Senior Notes due 2016 (CUSIP [ ])
Ladies and Gentlemen:
     Reference is hereby made to the Indenture, dated as of [       ], 2009 (the “Indenture”), among CCH II, LLC (the “Company”), CCH II Capital Corp. (“Capital Corp.” and, together with the Company, the “Issuers”), and The Bank of New York Mellon Trust Company, NA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Regulation S Global Note issued under the above-referenced Indenture, that as of the date hereof, $___ principal amount of Notes represented by the Temporary Regulation S Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act.
     We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Regulation S Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any institution to the effect that the statements made by such institution with respect to any portion of such Temporary Regulation S Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

     You are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Yours faithfully,
[Name of DTC Participant]

By:
Name:
Title: Address:

Date: _________________

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